Exhibit 99.1

@NFX is periodically published to keep shareholders aware of current operating activities at Newfield. It may include estimates of expected production volumes, costs and expenses, recent changes to hedging positions and commodity pricing.

October 03, 2006

This edition of @NFX includes an updated table detailing our hedging positions.

NATURAL GAS HEDGE POSITIONS

The following hedge positions for the fourth quarter of 2006 and beyond are as of October 02, 2006:

Fourth Quarter 2006
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
13,810 MMMBtus	$9.16	—	—	—	—
16,490 MMMBtus	—	—	$9.16 — $12.74	$9.00 — $9.50	$11.00 — $15.40
1,600 MMMBtus	—	$7.35	—	$7.35	—

First Quarter 2007
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
6,420 MMMBtus	$10.46	—	—	—	—
29,640 MMMBtus	—	—	$9.24 — $13.15	$9.00 — $10.00	$11.00 — $15.75

Second Quarter 2007
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
23,980 MMMBtus	$8.90	—	—	—	—
11,240 MMMBtus	—	—	$6.78 — $8.76	$6.50 — $8.00	$8.23 — $10.15

Third Quarter 2007
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
24,270 MMMBtus	$8.92	—	—	—	—
11,090 MMMBtus	—	—	$6.79 — $8.77	$6.50 — $8.00	$8.23 — $10.15

Fourth Quarter 2007
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
8,060 MMMBtus	$8.94	—	—	—	—
3,750 MMMBtus	—	—	$6.78 — $8.76	$6.50 — $8.00	$8.23 — $10.15

The following table details the expected impact to pre-tax income from the settlement of our derivative contracts, outlined above, at various NYMEX gas prices, net of premiums paid for these contracts (in millions).

	Gas Prices
	$5.00	$6.00	$7.00	$8.00	$9.00
2006
4th Quarter	$128	$96	$64	$33	$3
Total 2006	$128	$96	$64	$33	$3

2007
1st Quarter	$159	$123	$87	$51	$14
2nd Quarter	$113	$78	$48	$21	$(7)
3rd Quarter	$115	$80	$49	$22	$(6)
4th Quarter	$38	$27	$16	$8	$(2)
Total 2007	$425	$308	$200	$102	$(1)

Approximately 30% of our natural gas production correlates to ANR/LA, 30% to Houston Ship Channel, 20% to Panhandle Eastern Pipeline and 10% to Columbia Gulf Transmission.

CRUDE OIL HEDGE POSITIONS

The following hedge positions for the fourth quarter of 2006 and beyond are as of October 02, 2006:

Fourth Quarter 2006
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
783,000 Bbls	$47.71	—	—	—	—
211,000 Bbls	—	—	$54.65 — $79.38	$50.00 — $60.00	$73.90 — $83.75
480,000 Bbls**	—	—	$44.69 — $62.21	$35.00 — $60.00	$50.50 — $80.00

First Quarter 2007
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
240,000 Bbls	$45.22	—	—	—	—
150,000 Bbls	—	—	$55.50 — $80.41	$50.00 — $60.00	$77.10 — $83.25
870,000 Bbls**	—	—	$37.14 — $55.35	$32.00 — $60.00	$44.70 — $82.00

Second Quarter 2007
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
241,000 Bbls	$45.29	—	—	—	—
151,000 Bbls	—	—	$55.48 — $80.40	$50.00 — $60.00	$77.10 — $83.25
879,000 Bbls**	—	—	$37.12 — $55.33	$32.00 — $60.00	$44.70 — $82.00

Third Quarter 2007
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
122,000 Bbls	$63.40	—	—	—	—
152,000 Bbls	—	—	$55.46 — $80.40	$50.00 — $60.00	$77.10 — $83.25
888,000 Bbls**	—	—	$37.10 — $55.31	$32.00 — $60.00	$44.70 — $82.00

Fourth Quarter 2007
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
122,000 Bbls	$63.40	—	—	—	—
152,000 Bbls	—	—	$55.46 — $80.40	$50.00 — $60.00	$77.10 — $83.25
888,000 Bbls**	—	—	$37.10 — $55.31	$32.00 — $60.00	$44.70 — $82.00

First Quarter 2008
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
819,000 Bbls**	—	—	$33.00 — $50.29	$32.00 — $35.00	$49.50 — $52.90

Second Quarter 2008
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
819,000 Bbls**	—	—	$33.00 — $50.29	$32.00 — $35.00	$49.50 — $52.90

Third Quarter 2008
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls**	—	—	$33.00 — $50.29	$32.00 — $35.00	$49.50 — $52.90

Fourth Quarter 2008
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls**	—	—	$33.00 — $50.29	$32.00 — $35.00	$49.50 — $52.90

First Quarter 2009
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
810,000 Bbls**	—	—	$33.33 — $50.62	$32.00 — $36.00	$50.00 — $54.55

Second Quarter 2009
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
819,000 Bbls**	—	—	$33.33 — $50.62	$32.00 — $36.00	$50.00 — $54.55

Third Quarter 2009
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls**	—	—	$33.33 — $50.62	$32.00 — $36.00	$50.00 — $54.55

Fourth Quarter 2009
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls**	—	—	$33.33 — $50.62	$32.00 — $36.00	$50.00 — $54.55

First Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
900,000 Bbls**	—	—	$34.90 — $51.52	$32.00 — $38.00	$50.00 — $53.50

Second Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
909,000 Bbls**	—	—	$34.90 — $51.52	$32.00 — $38.00	$50.00 — $53.50

Third Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
918,000 Bbls**	—	—	$34.91 — $51.52	$32.00 — $38.00	$50.00 — $53.50

Fourth Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
918,000 Bbls**	—	—	$34.91 — $51.52	$32.00 — $38.00	$50.00 — $53.50

**These 3-way collar contracts are standard crude oil collar contracts with respect to the periods, volumes and prices stated above. The contracts have floor and ceiling prices per barrel as per the table above until the price drops below a weighted average price of $29.23 per barrel. Below $29.23 per barrel, these contracts effectively result in realized prices that are on average $6.64 per barrel higher than the cash price that otherwise would have been realized.

The following table details the expected impact to pre-tax income from the settlement of our derivative contracts, outlined above, at various NYMEX oil prices, net of premiums paid for these contracts (in millions).

	Oil Prices
	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
2006
4th Quarter	$1	$(2)	$(5)	$(7)	$(9)	$(12)
Total 2006	$1	$(2)	$(5)	$(7)	$(9)	$(12)

2007
1st Quarter	$-	$(2)	$(4)	$(7)	$(9)	$(11)
2nd Quarter	$-	$(2)	$(4)	$(7)	$(9)	$(11)
3rd Quarter	$3	$1	$(1)	$(3)	$(5)	$(7)
4th Quarter	$3	$1	$(1)	$(3)	$(5)	$(7)
Total 2007	$6	$(2)	$(10)	$(20)	$(28)	$(36)

2008	$(2)	$(7)	$(13)	$(20)	$(26)	$(33)

2009	$(1)	$(6)	$(12)	$(19)	$(25)	$(32)

2010	$-	$(4)	$(9)	$(17)	$(24)	$(31)

The Company provides information regarding its outstanding hedging positions in its annual and quarterly reports filed with the SEC and in its electronic publication -- @NFX. This publication can be found on Newfield’s web page at http://www.newfield.com. Through the web page, you may elect to receive @NFX through e-mail distribution.

Newfield Exploration Company is an independent crude oil and natural gas exploration and production company. Newfield’s domestic areas of operation include the U.S. onshore Gulf Coast, the Anadarko and Arkoma Basins of the Mid-Continent, the Uinta Basin of the Rocky Mountains and the Gulf of Mexico. The Company has international exploration and development projects underway in Malaysia, the U.K. North Sea and China.

**The statements set forth in this publication regarding estimated or anticipated price realizations are forward looking and are based upon assumptions and anticipated results that are subject to numerous uncertainties. Actual results may vary significantly from those anticipated due to many factors. Other factors include drilling results, oil and gas prices, industry conditions, the prices of goods and services, the availability of drilling rigs and other support services, the availability of capital resources and labor conditions. In addition, the drilling of oil and gas wells and the production of hydrocarbons are subject to governmental regulations and operating risks.